EXHIBIT 32.1
SANGUI BIOTECH INTERNATIONAL, INC.

A COLORADO CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sangui Biotech International Inc. (the “Company”) on Form 10-KSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wolfgang Barnikol, Chief Executive Officer, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. §§ 1350, as adopted pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to Sangui Biotech International Inc., and will be retained by Sangui Biotech International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:             June 11, 2007                                                 /s/ Wolfgang Barnikol
                                _________________________________
                                By: Wolfgang Barnikol, M.D., Ph. D
                                Its:  Chief Executive Officer, and
                                        Chief Financial Officer